                        EXTENDICARE HEALTH SERVICES INC.
                      EARNINGS TO FIXED CHARGE CALCULATION


                                                                 PROFORMA
                                                          ------------------------      ACTUAL FOR NINE
                                                          9 months       12 months        MONTHS ENDED
                                                           ended           ended      ---------------------
                                                          Sept 30         Dec. 31     Sept 30       Sept 30
                                                            2002            2001        2002         2001
                                                          --------       ---------    -------       -------
EARNINGS FROM CONTINUING OPERATIONS
Earnings before extraordinary items, taxes                 10,446         (45,360)     10,446       (44,665)
          and minority interest
Add:      Fixed charges                                    32,396          49,815      28,522        34,023
          Amortization of interest capitalized                  -               -           -             -
Less:     Interest capitalized                                  -               -           -             -
                                                           ------         -------      ------       -------
EARNINGS                                                   42,842           4,455      38,968       (10,642)
                                                           ======         =======      ======       =======
FIXED CHARGES
   Interest expense (including amortization                28,628          43,285      24,754        28,937
       of deferred financing charges)
   Interest capitalized                                         -               -           -             -
Estimate of interest within rental expense                  3,768           6,530       3,768         5,086
                                                           ------         -------      ------       -------
TOTAL FIXED CHARGES                                        32,396          49,815      28,522        34,023
                                                           ======         =======      ======       =======
EARNINGS TO FIXED CHARGES RATIO                              1.32            0.09        1.37           na
                                                           ------         -------      ------       -------
DOLLAR AMOUNT OF THE DEFICIENCY                               na           45,360         na         44,665
  (if less than 1:1 ratio)
ESTIMATE OF INTEREST WITHIN RENT EXPENSE:
          Rental expense                                    8,411          14,575       8,411        11,352
          Multiplier                                            8               8           8             8
                                                           ------         -------      ------       -------
          Value of rented equipment/assets                 67,288         116,600      67,288        90,816
          Equity assumed at 20%                            13,458          23,320      13,458        18,163
          Debt of Lessor                                   53,830          93,280      53,830        72,653
          Estimated interest rate                             7.0%            7.0%        7.0%          7.0%
                                                           ------         -------      ------       -------
          Estimated interest expense in rent                3,768           6,530       3,768         5,086
                                                           ======         =======      ======       =======

PROFORMA IMPACT OF DEBT OFFERING
          Interest expense as reported                     24,754          37,857
          Incremental interest expense                      3,874           5,428
                                                           ------         -------
          Proforma interest expense                        28,628          43,285
                                                           ======         =======
          Earnings as reported                             10,446         (39,932)
          Incremental interest expense                     (3,874)         (5,428)
                                                           ------         -------
          Proforma earnings                                 6,572         (45,360)
                                                           ======         =======



                                                                                        ACTUAL FOR 12 MONTHS ENDED
                                                           ------------------------------------------------------------------


                                                           Sept 30     Dec. 31     Dec. 31      Dec. 31     Dec. 31   Dec. 31
                                                            2002        2001        2000         1999        1998       1997
                                                           -------     -------     -------      -------     -------   -------
EARNINGS FROM CONTINUING OPERATIONS
Earnings before extraordinary items, taxes                  15,179     (39,932)    (82,346)    (123,180)    109,252    59,130
          and minority interest
Add:      Fixed charges                                     38,886      44,387      53,588       60,251      66,175    30,919
          Amortization of interest capitalized                   -           -           -            -           -         -
Less:     Interest capitalized                                   -           -           -         (301)     (1,099)     (825)
                                                            ------     -------     -------      -------     -------    ------
EARNINGS                                                    54,065       4,455     (28,758)     (63,230)    174,328    89,224
                                                            ======     =======     =======      =======     =======    ======
FIXED CHARGES
   Interest expense (including amortization                 33,674      37,857      46,541       52,499      57,955    25,519
       of deferred financing charges)
   Interest capitalized                                          -           -           -          301       1,099       825
Estimate of interest within rental expense                   5,212       6,530       7,047        7,451       7,121     4,575
                                                            ------     -------     -------      -------     -------    ------
TOTAL FIXED CHARGES                                         38,886      44,387      53,588       60,251      66,175    30,919
                                                            ======     =======     =======      =======     =======    ======
EARNINGS TO FIXED CHARGES RATIO                               1.39        0.10         na           na         2.63      2.89
                                                            ------     -------     -------      -------     -------    ------
DOLLAR AMOUNT OF THE DEFICIENCY                                na       39,932      82,346      123,481         na        na
  (if less than 1:1 ratio)
ESTIMATE OF INTEREST WITHIN RENT EXPENSE:
          Rental expense                                    11,634      14,575      15,731       16,631      15,895    10,213
          Multiplier                                             8           8           8            8           8         8
                                                            ------     -------     -------      -------     -------    ------
          Value of rented equipment/assets                  93,072     116,600     125,848      133,048     127,160    81,704
          Equity assumed at 20%                             18,614      23,320      25,170       26,610      25,432    16,341
          Debt of Lessor                                    74,458      93,280     100,678      106,438     101,728    65,363
          Estimated interest rate                              7.0%        7.0%        7.0%         7.0%        7.0%      7.0%
                                                            ------     -------     -------      -------     -------    ------
          Estimated interest expense in rent                 5,212       6,530       7,047        7,451       7,121     4,575
                                                            ======     =======     =======      =======     =======    ======
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